EXHIBIT 10.1

SECOND AMENDMENT TO THE HEALTHTRONICS, INC. 2004 EQUITY INCENTIVE PLAN

         This Second Amendment (this “Second Amendment”) to the HealthTronics, Inc. 2004 Equity Incentive Plan (as amended, the “Plan”) is made by HealthTronics, Inc., a Georgia corporation (the “Company”), pursuant to the authorization of the board of directors of the Company (the “Board”).

         WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to increase the maximum aggregate number of Shares (as defined in the Plan) authorized under the Plan from 950,000 to 2,950,000 Shares;

WHEREAS, Section 15 of the Plan authorizes the Board to amend, alter, suspend or terminate the Plan; and

WHEREAS, the rules of the Nasdaq National Market, Inc. applicable to the Company require that the Company’s shareholders approve the Second Amendment.

         NOW, THEREFORE, pursuant to the authority granted to the Board in Section 15 of the Plan, and subject to the approval of this Second Amendment by the Company’s shareholders, the Plan is hereby amended as follows:

The first sentence of Section 2 of the Plan is amended and restated to read as follows:

“2. An aggregate of 2,950,000 Shares may be made issued pursuant to Awards under this Plan, subject to adjustments pursuant to Section 14.”

Except as provided above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Second Amendment on this 8th day of June, 2006.

HEALTHTRONICS, INC.

By:	/s/ James S.B. Whittenburg

Name: Title:	James S.B. Whittenburg President – Urology, President – Manufacturing, Senior Vice President – Development, and General Counsel